Form N-SAR,
Sub-Item 77I
Terms of new or amended securities



Nuveen Strategy Funds, Inc.
811-07687


Additional classes of the registrants securities have been registered and have become effective on March 21, 2011, as stated in the Prospectus, containing a description of the Funds Shares.

A copy of the preliminary Prospectus is contained in the Funds
485APOS filing, January 18, 2011, accession number
0000950123-11-003510,
and is herein incorporated by reference
as an exhibit to the Sub-Item 77I of Form N-SAR.